UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2018

CANCER GENETICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Route 17 North 2nd Floor, Rutherford, New Jersey 07070

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01. Entry into a Material Definitive Agreement.

On July 17, 2018, Cancer Genetics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) pursuant to which the Company issued a convertible promissory note (the “Note”) to an institutional accredited investor (the “Investor”) in the initial principal amount of $2,625,000. The Investor gave consideration of $2,500,000, reflecting original issue discount of $100,000 and expenses payable by the Company of $25,000. The Company anticipates to use the proceeds for general working capital.

The Note is the general unsecured obligation of the Company and is subordinated in right of payment to the Amended and Restated Loan and Security Agreement between the Company, certain of its wholly-owned subsidiaries and Silicon Valley Bank, dated March 22, 2017, as amended, and to the Loan and Security Agreement between the Company, certain of its wholly-owned subsidiaries and Partners for Growth IV, L.P., dated March 22, 2017, as amended. Interest accrues on the outstanding balance of the Note at 10% per annum, and the Note has an 18 month term. Upon the occurrence of an event of default, interest accrues at the lesser of 22% per annum or the maximum rate permitted by applicable law. The Note contains customary default provisions, including provisions for potential acceleration.

The Investor may convert all or any part the outstanding balance of the Note into shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at an initial conversion price of $0.80 per share (the “Conversion Price”), at any time after the issue date upon five trading days’ notice, subject to certain adjustments and ownership limitations specified in the Note. The Note provides for liquidated damages upon failure to deliver Common Stock within specified timeframes.

The Investor may redeem any portion of the Note, at any time after six months from the issue date upon five trading days’ notice, subject to a maximum monthly redemption amount of $650,000, with the Company having the option to pay such redemptions in cash, in Common Stock, at the Conversion Price, or by a combination thereof, subject to certain conditions specified in the Note. The Company may prepay the outstanding balance of the Note, in part or in full, at a 10% premium to par value if prior to the one year anniversary of the date of issuance and at par if prepaid thereafter. At maturity, the Company may pay the outstanding balance of the Note in cash, in Common Stock, or by a combination thereof, subject to certain conditions specified in the Note.

The Company relied on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933 in connection with the issuance and sale of the Note and underlying shares of Common Stock.

The foregoing description is qualified in its entirety by reference to the full text of the Note and the Securities Purchase Agreement, a copy of each of which is filed as Exhibit 4.1 and Exhibit 10.1 hereto, and each of which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Report is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Report is incorporated herein by reference.

Item 7.01. Regulation FD.

On July 18, 2018, the Company issued a press release announcing its entrance into the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

As described above, the following exhibit is furnished as part of this report:

Exhibit 4.1 — Convertible Promissory Note.

Exhibit 10.1 — Securities Purchase Agreement.

Exhibit 99.1 — Press Release, dated July 18, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

By:	/s/ John A. Roberts
Name:	John A. Roberts
Title:	President and Chief Executive Officer

Date: July 18, 2018